                                AGENCY AGREEMENT


January 9, 2004

Northwestern Mineral Ventures Inc.
Suite 1000, 36 Toronto Street
Toronto, Ontario M5C 2C5

Attention:   President

Dear Sirs/Mesdames:

RE:   INITIAL PUBLIC OFFERING OF ISSUER INC.

The undersigned, Dominick & Dominick Securities Inc. (the "AGENT") understands that Northwestern Mineral Ventures Inc. ("ISSUER") proposes to complete its initial public offering by offering for sale a minimum of 8,000,000 and a maximum of 15,000,000 common shares (the "COMMON SHARES") in the capital of Issuer (the "OFFERED COMMON Shares") at a price of $0.10 per Common Share to raise a minimum of $800,000 and a maximum of $1,500,000 (the "OFFERING"). At the same time and by virtue of the Final Prospectus, Issuer intends to qualify 2,000,000 Common Shares to be issued without additional payment upon the exercise of 2,000,000 special warrants ("SPECIAL Warrants") that were issued and sold on November 12, 2003 for $0.10 per Special Warrant for aggregate gross proceeds of $200,000.

The Agent proposes to offer the Offered Common Shares for sale, as Agent of Issuer, on a best efforts basis, in the manner contemplated by this Agreement to investors (the "PURCHASERS").


                                   DEFINITIONS

In this Agreement,

"AFFILIATE", "MATERIAL CHANGE", "MATERIAL FACT" and "MISREPRESENTATION" have the respective meanings given to them in the Securities Act (Ontario);

"AGENCY FEE" has the meaning given to it in Section 7;

"AGENT" has the meaning given to it in the first paragraph of this Agreement;

"AGREEMENT" means this agreement as it may be amended, modified or supplemented from time to time in accordance with its terms;

"AUTHORITIES" has the meaning given it in Section 6(v);

"BEST OF ISSUER'S KNOWLEDGE" means to the knowledge of Issuer after due inquiry;


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                                      -2-


"BUSINESS DAY" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario;

"CANADIAN SECURITIES LAWS" means all applicable securities laws in the Qualifying Province and the regulations and rules under such laws together with applicable published policy statements, notices and orders of the securities regulatory authorities in the Qualifying Province;

"CLAIM" has the meaning given to it in Section 11;

"CLOSING" means the completion of the issue and sale by Issuer of the Offered Common Shares pursuant to this Agreement;

"CLOSING DATE" means January 23, 2004 or such other date as Issuer and the Agent may agree upon in writing or as may be changed pursuant to Section 3(d) provided that in no event shall it be later than April 8, 2004;

"CLOSING TIME" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as Issuer and the Agent may agree;

"COMMON SHARES" means common shares in the capital of Issuer;

"DISTRIBUTION" means "distribution" or "distribution to the public" as those terms are defined under Canadian Securities Laws;

"DISTRIBUTION PERIOD" means the period commencing on the date hereof and ending on the date of the completion of the Distribution of the Offered Common Shares; provided, however, that the Distribution Period shall not continue for a period of more than 90 days after the date of receipt for the Final Prospectus if subscriptions representing the Minimum Offering (as such term is defined in the Final Prospectus) are not obtained within such period unless each of the Purchasers who had subscribed during such period have consented to a continuation beyond the 90 day period;

"FINAL PROSPECTUS" means the (final) prospectus of Issuer dated January 9, 2004;

"FRONTEER" means Fronteer Development Group Inc., a corporation incorporated under the laws of the Province of Ontario;

"HAZARDOUS MATERIALS" has the meaning given to it in Section 6(aa);

"INDEMNIFIED PARTY" has the meaning given to it in Section 11;

"ISSUER" means Northwestern Mineral Ventures Inc., a corporation incorporated under the laws of the Province of Ontario;

"ISSUER PROPERTY" means the property and assets of Issuer and includes the Resource Properties and all sums or property of any type and description (including the proceeds of subscriptions for Common Shares and Special Warrants), any income therefrom and other accretions thereto and any additions thereto or replacements thereof from time to time;


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                                      -3-


"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, affairs, property, liabilities (contingent or otherwise), operating results, capital or prospects of Issuer;

"MATERIAL CONTRACTS" means each of the agreements referred to in the Prospectus under the heading "Material Contracts" which have been executed on or before such date as the context may require;

"NOTICE" has the meaning given to it in Section 20;

"OFFERED COMMON SHARES" has the meaning given to it in the first paragraph of this Agreement;

"OFFERING" has the meaning given to it in the first paragraph of this Agreement;

"OSC" means the Ontario Securities Commission;

"PHELPS DODGE" means Phelps Dodge Corporation of Canada, Limited, a corporation governed by the laws of the State of Delaware;

"PRELIMINARY PROSPECTUS" means the preliminary prospectus of Issuer dated November 28, 2003;

"PROSPECTUS" means, collectively, the Preliminary Prospectus and the Final Prospectus;

"PROSPECTUS AMENDMENT" means any amendment to the Final Prospectus;

"PURCHASERS" has the meaning given to it in the second paragraph of this Agreement;

"QUALIFYING PROVINCE" means Ontario only;

"RESOURCE PROPERTIES" means the Conjuror, Achook and McPhoo properties situated within the Northwest Territories Mining District, Camsell River, Calder River and Great Bear Lake areas, Northwest Territories, known as the Bear Project, all as more particularly identified and discussed in the Prospectus;

"SHAREHOLDER" means a holder of Common Shares;

"SUB AGENT" has the meaning given to it in Section 1;

"SPECIAL WARRANTS" has the meaning given to it in the first paragraph of this Agreement; and

"TSXV" means the TSX Venture Exchange.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "paragraph" and "Section" (unless otherwise indicated) are to the appropriate paragraphs and sections of this Agreement.


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                                      -4-


                              TERMS AND CONDITIONS

1.   APPOINTMENT OF AGENT

Issuer hereby appoints the Agent as Issuer's sole and exclusive agent to effect the Offering on a best efforts basis. The Agent agrees to act as Issuer's agent for such purpose and to use its commercially reasonable best efforts to effect the sale of the Offered Common Shares on Issuer's behalf to Purchasers, subject to the terms and conditions hereinafter provided.

The Agent may form a sub-agency group including other qualified investment dealers (the "SUB AGENTS"), and may determine the percentage fee payable to the members of such group, which fee will be paid by the Agent out of the Agency Fees. The Agent will effect sales of the Offered Common Shares only in those jurisdictions where they may be lawfully offered for sale or sold and upon the terms and conditions set forth in the Final Prospectus and this Agreement. The Agent will not solicit offers to purchase or sell the Offered Common Shares so as to require registration of Common Shares or the filing of a prospectus, registration statement or other similar document with respect thereto under the laws of any jurisdiction other than the Qualifying Province.

The Agent understands that the Offered Common Shares are not being registered under the United States Securities Act of 1933, as amended, and represents that it has not offered or sold and agrees that it will not offer, sell or deliver at any time, directly or indirectly, in the United States (which term, as used herein, includes its territories or possessions) or to or for the account of any person who it knows or has reason to believe is a United States national or resident thereof, any of the Offered Common Shares, other than with the express prior written consent of Issuer. The Agent further agrees that it will require any dealer who purchases from it any of the Offered Common Shares (whether as a Sub Agent or otherwise) to comply with this requirement.

The Agent agrees to sell the Offered Common Shares, only in the Qualifying Province and in accordance with, and in a manner permitted by, the laws of the jurisdiction in which such Common Shares are sold and to require each Sub Agent to agree with the Agent to so sell such Common Shares. The Agent further agrees, subject to receipt of the same from Issuer, to send a copy of all Prospectus Amendments to all persons to whom copies of the Final Prospectus are sent and further agrees to require each Sub Agent to agree with the Agent to distribute the same documents in the manner stipulated.

For the purposes of this Section, the Agent shall be entitled to assume that the Offered Common Shares are qualified for Distribution in the Qualifying Province where a receipt for the Final Prospectus shall have been obtained from the OSC following the filing of the Final Prospectus.

Issuer shall co-operate in all reasonable respects with the Agent to allow and assist the Agent to participate fully in the preparation of the Final Prospectus and any Prospectus Amendment and shall allow the Agent and its counsel to conduct all "due diligence" investigations which the Agent may reasonably require to fulfil the Agent's obligations as agent and to enable the Agent to execute any certificate required to be executed by the Agent in such documentation.


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                                      -5-


2.   COMPLIANCE WITH CANADIAN SECURITIES LAWS

The Agent shall, when effecting sales of the Offered Common Shares, comply with the provisions of Canadian Securities Laws and this Agreement and shall cause its Sub Agents to so comply. For greater certainty, the Agent shall deliver copies of the Final Prospectus and any Prospectus Amendment to Purchasers in compliance with Canadian Securities Law. Issuer shall fulfil and comply with, to the satisfaction of the Agent, acting reasonably, the Canadian Securities Laws required to be fulfilled or complied with by Issuer to qualify the Offered Common Shares for Distribution in the Qualifying Province through the Agent or any Sub-Agent who complies with the applicable Canadian Securities Laws of the Qualifying Province. All legal requirements to enable the Distribution of the Offered Common Shares shall be fulfilled as soon as practicable. Without limiting the generality of the foregoing, Issuer shall, as soon as possible after any regulatory deficiencies have been satisfied with respect to the Preliminary Prospectus on a basis acceptable to the Agent, acting reasonably, file the Final Prospectus in the Qualifying Province and obtain a receipt for the Final Prospectus by the OSC on or prior to 5:00 p.m. (Toronto time) onJanuary 9, 2004 (or such later date as may be agreed to in writing by Issuer and the Agent) on behalf of the Province of Ontario, being the only Qualifying Province.

3.   (a) DELIVERIES ON FILING

Concurrently with the execution and delivery of this Agreement or as soon as possible thereafter, Issuer shall deliver to the Agent:

          (i)  a copy of the Final Prospectus signed and certified; and

          (ii) a copy of any other document required to be filed by Issuer under the laws of the Qualifying Province in compliance with the Canadian Securities Laws.

     (b)  REPRESENTATIONS AS TO PROSPECTUS AND PROSPECTUS AMENDMENTS

Delivery of the Prospectus and any Prospectus Amendment to the Agent shall constitute Issuer's representation and warranty to the Agent that, as at the date of the Prospectus or Prospectus Amendment, as the case may be, (i) all information and statements (except information and statements relating solely to the Agent), contained in the Prospectus and any Prospectus Amendments are true and correct in all material respects and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to Issuer and the Offered Common Shares; (ii) no material fact or information has been omitted from such disclosure (except facts or information relating solely to the Agent) which is required to be stated in such disclosure or is necessary to make the information contained in such disclosure not misleading in light of the circumstances under which it was made; and (iii) such documents comply in all material respects with the requirements of the Canadian Securities Laws. Such deliveries shall also constitute Issuer's consent to the use by the Agent and any Sub Agent of the Final Prospectus and any Prospectus Amendment in connection with the Distribution of the Offered Common Shares in the Qualifying Province in compliance with this Agreement and the Canadian Securities Laws.

     (c)  COMMERCIAL COPIES

Issuer shall cause commercial copies of the Final Prospectus to be delivered to the Agent without charge, in such numbers and in such cities as the Agent may reasonably request by oral instructions to the printer of the Final Prospectus given forthwith after a receipt has been issued therefor. Such delivery shall be effected as soon as possible and, in any event, with respect to the Final Prospectus on or before the date which is four Business Days (or such later day as the Agent and Issuer may agree upon) after a receipt for the Final Prospectus has been issued by the OSC as provided for in Section 2. Issuer shall similarly cause to be delivered commercial copies of any Prospectus Amendment. The commercial copies of the Final Prospectus and any Prospectus Amendment shall be identical in content to the electronically transmitted versions thereof filed with Canadian securities regulatory authorities pursuant to the System for Electronic Document Analysis and Retrieval established pursuant to National Instrument 13-101 of the Canadian securities administrators.

     (d)  CHANGE OF CLOSING DATE

Subject to Section 10, if a material change or a change in a material fact such as is contemplated by Section 4 occurs prior to the Closing Date, the Closing Date shall be, unless Issuer and the Agent otherwise agree in writing, and provided that all applicable periods during which Purchasers may withdraw subscriptions under Canadian Securities Laws have expired, the sixth Business Day following the later of:

          (i) the date on which all applicable filings or other requirements of the Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in the Qualifying Province and any appropriate receipts obtained for such filings and notice of such filings from Issuer or its counsel have been received by the Agent; and

          (ii) the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with Section 3(c).

4.   MATERIAL CHANGE DURING DISTRIBUTION

During the Distribution Period, Issuer shall promptly notify the Agent in writing of:

     (a) any material change (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) in the business, financial condition, affairs, operations, assets, liabilities or obligations (contingent or otherwise) or capital of Issuer;

     (b) any material fact that has arisen or has been discovered which would have been required to have been stated in the Final Prospectus or a Prospectus Amendment had the fact arisen or been discovered on, or prior to, the date of the Final Prospectus or the Prospectus Amendment; and

     (c) any change in any material fact or matter covered by a statement contained in the Final Prospectus or any Prospectus

          Amendment which change is, or may be, of such a nature as to render any statement in the Final Prospectus or any Prospectus Amendment misleading or untrue or which would result in a misrepresentation in the Final Prospectus or any Prospectus Amendment.

During the Distribution Period, Issuer shall promptly, and in any event within any applicable statutory time limitation, comply, to the reasonable satisfaction of the Agent, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such material fact or change; provided that Issuer shall not file any Prospectus Amendment or other document without first obtaining the approval of the Agent, after consultation with the Agent with respect to the form and content thereof. Issuer shall in good faith discuss with the Agent any fact or change in circumstances (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section.

During the Distribution Period, Issuer shall advise the Agent promptly, and forthwith provide the Agent with copies, of any written communications issued by any securities regulatory authority or by the TSXV (a) suspending or preventing the use of the Prospectus or a Prospectus Amendment; or (b) otherwise relating to the Prospectus or the Offering.

Issuer shall deliver promptly to the Agent signed and certified copies of all Prospectus Amendments and the Agent agrees to provide the same to each person who has received a Final Prospectus

5.   CHANGE IN CANADIAN SECURITIES LAWS

If during the Distribution Period there shall be any change in the Canadian Securities Laws which, in the opinion of the Agent and its legal counsel, acting reasonably, requires the filing of a Prospectus Amendment, Issuer shall promptly prepare and file such Prospectus Amendment, to the reasonable satisfaction of the Agent, with the appropriate securities regulatory authority in the Qualifying Province; provided that Issuer shall not file any Prospectus Amendment or other document without first obtaining the approval of the Agent with respect to the form and content thereof, such approval not to be unreasonably withheld.

6.   OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby covenants, represents and warrants as follows to the Agent and acknowledges that the Agent and the Purchasers are relying upon such representations, warranties and covenants:

     (a) Issuer is a corporation duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario, has all legal capacity, requisite corporate power and authority and is duly qualified or authorized to undertake the Offering, to own or lease the Issuer Property and conduct its business as presently being conducted by it in all jurisdictions where such qualification or authority is required;

     (b) to Best of Issuer's Knowledge Fronteer is a corporation duly incorporated and organized and validly subsisting under the laws of its incorporating jurisdiction and has all legal capacity, requisite corporate power and authority and is duly qualified or authorized to own the part of the Resource Properties presently owned or leased by it and to conduct its business as same relates to the Resource Properties as presently being conducted by it in all jurisdictions where such qualification or authority is required;

     (c) Issuer will, prior to Closing, be a reporting issuer and not in default under Canadian Securities Laws and will be prior to Closing, in compliance with the by-laws, rules and regulations of the TSXV; Issuer shall use its reasonable best efforts to maintain its status as a reporting issuer not in default under Canadian Securities Laws;

     (d) the execution and delivery of this Agreement by Issuer, and the issue, sale and delivery of the Offered Common Shares by Issuer pursuant to this Agreement and the performance or the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), any of the Material Contracts or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement (written or oral) or instrument to which Issuer is a party or by which it is bound or to which any of its property or assets is subject, nor will such action conflict with or result in any violation of the provisions of the constating documents or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Issuer or any of its properties;

     (e) all necessary organizational or corporate action has been taken by Issuer to authorize the execution, delivery and performance by it of this Agreement and the Material Contracts to which it is a party;

     (f) this Agreement and the Material Contracts to which it is a party have been duly executed and delivered by Issuer and constitute valid and binding obligations of Issuer, enforceable against it in accordance with its and their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (g) to Best of Issuer's Knowledge, the option agreement entered into between Issuer and Fronteer dated September 26, 2003, as amended December 17, 2003, has been duly executed and delivered by Fronteer and constitutes a valid and binding obligation of Fronteer, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (h) to Best of Issuer's Knowledge, the exploration option agreement entered into between Fronteer and Phelps Dodge dated effective October 4, 2002 has been duly executed and delivered by Fronteer and constitutes a valid and binding obligation of Fronteer, enforceable against Fronteer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

     (i) the terms and conditions of the Offering comply in all material respects with Canadian Securities Laws;

     (j) other than as may be required by, and as have or will have been obtained prior to Closing under, Canadian Securities Laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale and delivery of the Offered Common Shares as contemplated in this Agreement or the consummation by Issuer of the transactions contemplated in this Agreement; Issuer shall make all necessary filings with, and take all necessary actions required by, Canadian Securities Laws with respect to the Offering and the exercise of the Special Warrants (other than those that may be required to be made by a person who exercises any of the Special Warrants);

     (k) the minute book of Issuer as provided to counsel to the Agent to review is true and correct and contains all the resolutions of the board of directors (or any committee thereof) and shareholders of Issuer passed since its date of incorporation;

     (l) the authorized capital of Issuer consists of an unlimited number of Common Shares of which 1,000,000 Common Shares were issued and outstanding as fully paid and non-assessable;

     (m) unless waived by Agent in writing, the Common Shares will prior to Closing be conditionally listed on the TSXV and Issuer will use its commercially reasonable best efforts to obtain and thereafter maintain a listing for the Common Shares on the TSXV;

     (n) Issuer is not party to and has not granted any agreement, warrant, option, right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any of the Common Shares or securities convertible into or exchangeable for the Common Shares other than the Special Warrants;

     (o) the Offered Common Shares have been authorized for issuance and, when issued the Offered Common Shares will be validly issued as fully paid;

     (p) upon the exercise of the Special Warrants in accordance with their terms the Common Shares resulting therefrom will be validly issued as fully-paid and non-assessable Common Shares; Issuer shall ensure that at all times prior to the expiry of the Special Warrants sufficient Common Shares are authorized and reserved for issuance upon the due and proper exercise of the Special Warrants;

     (q) since Issuer's date of incorporation, Issuer has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing; there is not, in the constating documents of Issuer or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which Issuer is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of Issuer or the payment of dividends by Issuer to the holders of Common Shares;

     (r) there are no legal or governmental actions, proceedings or investigations in existence to which Issuer is a party or to which the property of Issuer is subject or, to the Best of Issuer's Knowledge, contemplated or threatened, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which (i) could have a Material Adverse Effect, or (ii) questions the validity of the issuance, sale or delivery of the Offered Common Shares or the validity of any action taken or to be taken by Issuer pursuant to or in connection with this Agreement;

     (s) to the Best of Issuer's Knowledge, there are no legal or governmental actions, proceedings or investigations in existence to which Fronteer is a party or to which the property of Fronteer is subject or contemplated or threatened, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which could have a Material Adverse Effect;

     (t) the nature of the interests held by each of Issuer, Fronteer and, to the Best of Issuer's Knowledge, Phelps Dodge in each Resource Property is accurately described in the Final Prospectus and each of Issuer and Fronteer have all the right, title and interest in and to the Resource Properties, free and clear of all mortgages, liens, charges, pledges, security interests, claims, demands or royalties of any kind whatsoever other than those listed in the Final Prospectus; no other property rights are necessary for the conduct of Issuer's business in relation to the Resource Properties; Issuer has no responsibility or obligation to pay any commission, royalty or similar payment to any person with respect to its property rights other than as disclosed in the Final Prospectus;

     (u) Issuer does not have any mineral property interests other than those described in the Final Prospectus;

     (v) to the Best of Issuer's Knowledge, Issuer has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives, including without limitation, all laws, regulations and statutes relating to mining and to mining claims, concessions or leases, and environmental, health and safety legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies having jurisdiction over it, and Issuer holds all material certificates, authorities, permits, licences, registrations and qualifications (collectively, the "AUTHORITIES") in all jurisdictions in which it carries on its business which are necessary or desirable to carry on its business as now conducted including, without limitation, with respect to the development and operation of the Resource Properties in accordance with the future exploration and development plans with respect thereto set forth in the Final Prospectus, and all the Authorities are valid and existing and in good standing and none of the Authorities contain any burdensome term, provision, condition or limitation which has or is likely to have any Material Adverse Effect on the business of Issuer as now conducted or as proposed to be conducted, and Issuer has not received any notice of proceedings relating to the revocation or modification of any of the Authorities which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have any Material Adverse Effect or any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions or leases comprising the Resource Properties;

     (w) to the Best of Issuer's Knowledge, and as same relates to or has an impact upon the Resource Properties only, Fronteer has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives, including without limitation, all laws, regulations and statutes relating to mining and to mining claims, concessions or leases, and environmental, health and safety legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies having jurisdiction over it; to the Best of Issuer's Knowledge Fronteer holds all Authorities in all jurisdictions which are necessary or desirable to carry on its business as now conducted with respect to the development and operation of the Resource Properties in accordance with the future exploration and development plans with respect thereto set forth in the Prospectus, and all the Authorities are valid and existing and in good standing and none of the Authorities contain any burdensome term, provision, condition or limitation which has or is likely to have any material adverse effect on Fronteer's business as it relates to or has an impact upon the Resource Properties as now conducted or as proposed to be conducted; and to Best of Issuer's Knowledge Fronteer has not received any notice of proceedings relating to the revocation or modification of any of the Authorities which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have any material adverse effect on the conduct of the business, operations, financial condition, or income of Fronteer or any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions or leases comprising the Resource Properties;

     (x) any and all agreements or other documents pursuant to which Issuer holds or holds an interest in the Resource Properties are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and

          Issuer is not, and to the Best of Issuer's Knowledge the third parties thereto are not, in material default of any of the provisions of any such agreements or other documents nor has any such default been alleged, and such Resource Properties are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate; all leases pursuant to which Issuer derives its interests in such Resource Properties are in good standing and there has been no material default under any such leases and no material default will result from the entering into of this Agreement by Issuer or by the performance by Issuer of its obligations hereunder;

     (y) all real or other property taxes required to be paid with respect to the Resource Properties to the date hereof have been paid;

     (z) the future exploration and development plans with respect to the Resource Properties have been developed in accordance with prudent mining practices and have been diligently reviewed by Issuer, and Issuer is not aware of any facts or state of affairs which would materially hinder or prevent Issuer (or to the extent required, either Fronteer or Phelps Dodge) from operating the Resource Properties in accordance with such plans;

     (aa) none of the Resource Properties (including the buildings constructed thereon) or any of Issuer's or, to Best of Issuer's Knowledge, Fronteer's operations is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state, territorial, municipal or other environmental, health or safety statute or regulation or, to the Best of Issuer's Knowledge, is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material into the environment that would have a Material Adverse Effect. Neither Issuer nor, to the Best of Issuer's Knowledge, any other occupier of the Resource Properties (including Fronteer or Phelps Dodge), has filed any notice under any federal, provincial, state, territorial, municipal or other law indicating past or present treatment, storage or disposal of a Hazardous Material. Except in material compliance with applicable environmental laws, none of the Resource Properties have at any time been used by Issuer or, to the best of Issuer's knowledge, by any other occupier (including Fronteer or Phelps Dodge), as a waste storage or waste disposal site or to operate a waste management business. Neither Issuer, nor, to the Best of Issuer's Knowledge, any occupier of the Resource Properties (including Fronteer), generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, provincial, state, territorial, municipal or other legislation) on any of the Resource Properties in contravention of applicable federal, provincial, state, territorial, municipal or other laws or regulations enacted for the protection of the natural environment or human health. To the Best of Issuer's Knowledge, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Resource Properties in contravention of applicable federal, provincial, state, territorial, municipal or other laws or regulations enacted for the protection of the natural environment or human health. For the purposes hereof, "HAZARDOUS MATERIAL" means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state, territorial, municipal or other laws or regulations enacted for the protection of the natural environment or human health;

     (bb) the statement of financial position of Issuer and the notes thereto contained in the Final Prospectus fairly present the financial position and results of operations of Issuer as of the date indicated thereon and such statement of financial position has been prepared in conformity with generally accepted accounting principles applied on a consistent basis;

     (cc) Issuer's audited financial statements as at, and for the period from incorporation to November 13, 2003, together with the auditors' report thereon and the notes thereto, (i) have been prepared in accordance with Canadian generally accepted accounting principles applied (except as may otherwise be disclosed in the audited financial statements);
          (ii) are, in all material respects, consistent with the books and records of Issuer; (iii) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of Issuer for the period covered thereby; and (iv) present fairly, in all material respects, the financial position of Issuer as at the dates thereof and the results of its operations for the periods then ended. There has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of Issuer from the position set forth in the audited financial statements or as otherwise disclosed in this Agreement or the Prospectus, or in press releases disseminated by Issuer and there has not been any material adverse change in the business, operations, capital, condition (financial or otherwise) or results of operations of Issuer (taken as a whole) since November 13, 2003; and since that date there have been no material facts, transactions, events or occurrences, other than as disclosed in the information filed by or on behalf of Issuer in compliance or intended compliance with Canadian Securities Laws that could reasonably be expected to have a material adverse effect on the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of operations of Issuer that have not been so disclosed;

     (dd) Issuer has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature to the date hereof to the extent such taxes have become due or have been alleged to be due and Issuer is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases, it could reasonably be expected to have any Material Adverse Effect;

     (ee) since its incorporation and other than as disclosed in the Final Prospectus or pursuant to Canadian Securities Laws, Issuer has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not material; entered into any material transaction; approved or entered into any agreement in respect of the purchase of any property or any interest therein or the sale, transfer or other disposition of any property or any interest therein owned, directly or indirectly, by Issuer whether by asset sale, transfer of shares, or otherwise; or approved or entered into any agreement in respect of the change of control (by sale or transfer of shares or sale of all or substantially all of the assets of Issuer or otherwise) of Issuer;

     (ff) Issuer has no subsidiaries (as that term is defined in the Securities Act (Ontario);

     (gg) with the exception of the Material Contracts, to the Best of Issuer's Knowledge, there are no other material contracts of or pertaining to Issuer;

     (hh) other than pursuant to this Agreement Issuer is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Issuer or the Agent for a brokerage commission, finder's fee or like payment in connection with the Offering;

     (ii) other than the Agent (including any Sub-Agents), there is no person, firm or corporation acting or purporting to act at the request of Issuer, who is entitled to any brokerage, finder's or consulting fee in connection with the transactions contemplated herein;

     (jj) Equity Transfer Services Inc., at its office in Toronto, has been duly appointed as the transfer agent and registrar for the Common Shares;

     (kk) Issuer will apply the net proceeds from the Offering in accordance with the description set forth in the Final Prospectus under the heading "Use of Proceeds"; and

     (ll) Issuer has not withheld, and will not withhold, from the Agent any facts relating to Issuer or to the Offering that would be material to a prospective purchaser of the Offered Shares and the information and statements contained in the Final Prospectus and any Prospectus Amendment do not contain a misrepresentation.

7.   SERVICES PROVIDED BY AGENT AND THE AGENCY FEE AND ADDITIONAL COMPENSATION

In return for the Agent's services including but not limited to acting as Issuer's Agent in arranging for the sale of the Offered Common Shares, assisting it in the preparation of the Prospectus, and performing administrative work in connection with the sales of the Offered Common Shares, Issuer will pay to the Agent a fee (the "AGENCY FEE") equal to 7% of the gross proceeds raised in the Offering.

8.   DELIVERY OF PURCHASE PRICE, AGENCY FEE AND CERTIFICATE

The purchase and sale of the Offered Common Shares for which orders have been received, shall be completed at the offices of Goodman & Carr LLP, in the City of Toronto at the Closing Time.

The delivery of the Offered Common Shares will be made against payment to Issuer of the purchase price therefore by bank draft, wire transfer, certified cheque or other means acceptable to Issuer and Agent (net of the Agency Fee) pursuant to a book-entry only system whereby a book-entry only certificate representing the Offered Common Shares will be issued in registered form to CDS or its nominee on the Closing Date. Each Purchaser of Offered Common Shares will receive a customer confirmation of purchase from the brokers, dealers, banks or other financial institutions for whom, from time to time, CDS effects book entries and from which such Offered Common Shares have been purchased by such Purchaser.

The obligations of the Agent and Issuer to complete the Closing shall be subject to the condition that subscriptions for 8,000,000 Common Shares have been received and not withdrawn on or before the Closing Date in respect of such Common Shares and subject to the condition that all applicable periods during which Purchasers may withdraw subscriptions under Canadian Securities Laws shall have expired. Pending satisfaction of these conditions, proceeds from subscriptions will be held by the Agent. If these conditions are not satisfied or the Closing does not occur for any other reason, the Agent shall ensure that the subscription proceeds received from prospective Purchasers are returned by the Agent to such Purchasers promptly without interest or deduction.

9.   CLOSING CONDITIONS

The Agent's obligations hereunder shall be subject to the accuracy of the representations and warranties of Issuer contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by Issuer of its respective obligations under this Agreement and the following conditions:

     (a) The Agent shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Agent, acting reasonably, addressed to the Agent and counsel to the Agent from Goodman & Carr LLP, as to the laws of Canada and the Qualifying Province with respect to the following matters:

          (i) as to the incorporation or formation and existence of Issuer under the laws of the Province of Ontario, and the power and capacity of Issuer to carry on its businesses as described in the Final Prospectus and to enter into and to carry out its obligations under this Agreement, and the requisite power and authority of Issuer to issue the Offered Common Shares as contemplated by this Agreement;

          (ii) that all necessary corporate action has been taken by and on behalf of Issuer to authorize the undertaking of the Offering, the execution and delivery of the Final Prospectus and, if applicable, any Prospectus

                 Amendments, and the filing of such documents under the Canadian Securities Laws in the Qualifying Province;

          (iii) that Issuer is authorized to issue an unlimited number of Common Shares and that all necessary corporate action has been taken by and on behalf of Issuer to authorize the creation and issuance of the presently issued and outstanding Common Shares (which shares have been duly and validly created and are issued and outstanding as fully paid and non-assessable) and the Offered Common Shares;

          (iv) that the execution and delivery of this Agreement and the other Material Contracts, the issue and sale of the Offered Common Shares, and the consummation of the transactions contemplated by this Agreement, do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the constating documents of Issuer or any applicable laws of the Province of Ontario or the laws of Canada applicable therein;

          (v) that this Agreement and the other Material Contracts which have then been executed have been duly authorized and executed on behalf of Issuer, as applicable, and constitute a legal, valid and binding obligation, as applicable, enforceable against it in accordance with their terms, except as enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

          (vi) that all necessary documents have been filed and all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations of the appropriate regulatory authorities under the Canadian Securities Laws have been obtained by Issuer to qualify the Offered Common Shares for Distribution in the Qualifying Province through investment dealers or brokers registered under the applicable laws of the Qualifying Province who have complied with the relevant provisions of such applicable legislation;

          (vii) that Equity Transfer Services Inc., at its principal office in Toronto, Ontario, has been duly appointed the registrar and transfer agent in respect of the Common Shares;

          (viii) that the Common Shares have been conditionally approved for listing by the TSXV; and

          (ix) as to such other matters as the Agent or counsel to the Agent may reasonably request in connection with the Offering.

     (b) The Agent shall have received at or prior to the Closing Time a legal opinion in form and substance satisfactory to counsel to the Agent, acting reasonably, addressed to the Agent and counsel to the Agent from Lawson Lundell, Barristers & Solicitors of the Northwest Territories as to title to the Resource Properties and mineral rights issues related to the Resource Properties.

     (c) The Agent shall have received at the Closing Time certificates dated the Closing Date, addressed to the Agent and counsel to the Agent and signed by or on behalf of Issuer, with respect to the constating documents of Issuer, all resolutions of the directors of Issuer relating to this Agreement, the incumbency and specimen signatures of signing officers of Issuer and with respect to such other matters as the Agent may reasonably request.

     (d) The Agent shall have received at the Closing Time a certificate or certificates dated the Closing Date, addressed to the Agent and counsel to the Agent from Issuer and signed by the Chief Executive Officer and by the Chief Financial Officer of Issuer or other officers of Issuer acceptable to the Agent, certifying, after having made due enquiry and after having carefully examined the Final Prospectus and any Prospectus Amendments, that:

          (i) since the respective dates as of which information is given in the Final Prospectus as amended by any Prospectus Amendment (A) there has been no material change (actual, anticipated, contemplated, proposed or threatened, whether financial or otherwise) in the business, financial condition, affairs, operations, assets, liabilities or obligations (contingent or otherwise) or capital of Issuer and (B) no transaction has been entered into by Issuer which is material to Issuer, other than as disclosed in the Final Prospectus or the Prospectus Amendments, as the case may be;

          (ii) Issuer has complied with and satisfied the covenants, terms and conditions of this Agreement on its part to be complied with and satisfied up to the Closing Time; and

          (iii) the representations and warranties of Issuer contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

     (e) Issuer shall have received the conditional approval of the TSXV to the listing of the Common Shares for trading on such exchange.

10.  RIGHTS OF TERMINATION

     (a)  DUE DILIGENCE

If prior to the Closing Time the Agent is not satisfied in its sole discretion with the results of any portion of its due diligence review and investigations of Issuer, its business or its assets the Agent shall be entitled, at its sole option, in accordance with Section 10(f), to terminate its obligations under this Agreement by written notice to that effect given to Issuer at any time prior to the Closing Time.

     (b)  PROCEEDINGS

If prior to the Closing Time any enquiry, action, suit, investigation or other proceeding whether formal or informal is instituted or threatened or any order is made by any federal, provincial or other governmental authority in relation to Issuer, which, in the sole opinion of the Agent, acting reasonably, operates to prevent or materially adversely affect trading in the Offered Common Shares or the Distribution of the Offered Common Shares or which, in the sole opinion of the Agent, acting reasonably, would reasonably be expected to have a significant effect on the market price or value of the Offered Common Shares, the Agent shall be entitled, at its sole option, in accordance with Section 10(f), to terminate its obligations under this Agreement by written notice to that effect given to Issuer at any time prior to the Closing Time.

     (c)  DISASTER/MARKET OUT CLAUSE

If prior to the Closing Time (i) there should develop, occur or come into effect or existence any occurrence of national or international consequence or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, governmental law or regulation, enquiry or other occurrence, whether in any financial market or otherwise, of any nature whatsoever which, in the sole opinion of the Agent, acting reasonably, materially adversely affects or may materially adversely affect the marketability of the Offered Common Shares, the Canadian, U.S. or international financial markets, or (ii) the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of the Agent, acting reasonably, the Offered Common Shares cannot be profitably marketed; then, in any one or more of the foregoing cases, the Agent shall be entitled, at its sole option, in accordance with Section 10(f), to terminate its obligations under this Agreement by written notice to that effect given to Issuer at any time prior to the Closing Time.

     (d)  MATERIAL CHANGE

If prior to the Closing Time there should occur or be announced by Issuer, any material change or a change in any material fact such as is contemplated by
Section 4 which results or, in the sole opinion of the Agent, acting reasonably, might reasonably be expected to result, in the Purchasers of a material number of Offered Common Shares exercising their right under applicable legislation to withdraw from their purchase of Offered Common Shares or, in the sole opinion of the Agent, acting reasonably, might reasonably be expected to have a significant adverse effect on the market price or value of the Offered Common Shares, the Agent shall be entitled, at its sole option, in accordance with Section 10(f), to terminate its obligations under this Agreement by written notice to that effect given to Issuer at any time prior to the Closing Time.

     (e)  NON-COMPLIANCE WITH CONDITIONS

Issuer agrees that all terms and conditions in Section 9 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable best efforts to cause such conditions to be complied with and that any failure by it to comply with, or any breach of, or failure to satisfy, any such conditions shall entitle the Agent to terminate its obligations to purchase the Offered Common Shares by notice to that effect given to Issuer at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agent only if such waiver or extension is in writing and signed by the Agent.

     (f)  EXERCISE OF TERMINATION RIGHTS

The rights of termination set forth above are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by Issuer in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agent to Issuer or on the part of Issuer to the Agent except in respect of any liability which may have arisen prior to or arise after such termination under any of Section 11, 12 and 14.

11.  INDEMNIFICATION & CONTRIBUTION

Issuer hereby agrees to indemnify and hold harmless the Agent and its affiliates, their respective directors, officers, employees, partners, agents, shareholders and legal counsel (collectively, the "INDEMNIFIED PARTIES" and individually, an "INDEMNIFIED PARTY"), to the full extent lawful, from and against any and all expenses, losses, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any actions, suits, proceedings, investigations or claims that may be made or threatened against any Indemnified Party but not including any amount for lost profits) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise (collectively, "CLAIMS" and individually a "CLAIM") insofar as such Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

          (i) any information or statement (except any information or statement relating solely to the Agent) contained in the Final Prospectus or any Prospectus Amendment or in any certificate or other document of Issuer, delivered to the Agent pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

          (ii) any omission or alleged omission to state in the Final Prospectus, any Prospectus Amendment or any certificate or other document of Issuer, delivered to the Agent pursuant to this Agreement, any fact (except facts relating solely to the Agent), required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

          (iii) any order made or enquiry, investigation or proceeding commenced or threatened by any securities regulatory authority or any other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement, alleged omission or alleged misrepresentation or alleged statement, omission or misrepresentation relating solely to the Agent) in the Final Prospectus or any Prospectus Amendment or in any other document of Issuer, filed with the Canadian securities regulatory authorities or based upon any failure to comply with the Canadian Securities Laws (other than any failure or alleged failure to comply by the Agent), preventing or restricting the trading in or the sale or Distribution of the Offered Common Shares in any of the Qualifying Province; or

          (iv) the breach by Issuer of any representation or warranty set forth herein or the failure of Issuer to comply with any of its obligations hereunder.

Notwithstanding the foregoing, the indemnity provided above shall not apply to the extent that such Claims to which the Indemnified Party may be subject were primarily caused by the negligence, bad faith, wilful misconduct or breach of securities laws or the rules and regulations of any stock exchange by the Indemnified Party.

If for any reason (other than determinations as to any of the events referred to in the second paragraph of this indemnity) the foregoing indemnification is unavailable to the Agent or any other Indemnified Party or insufficient to hold the Agent or any other Indemnified Party, harmless, Issuer shall contribute to the amount paid or payable by the Agent or the other Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Issuer on the one hand and the Agent or any other Indemnified Party on the other hand but also the relative fault of the Issuer, the Agent or any other Indemnified Party as well as any relevant equitable considerations; provided that Issuer shall in any event contribute any amount paid or payable by the Agent or any other Indemnified Party as a result of such Claim which exceeds in the aggregate the amount of the fees received by the Agent hereunder.

Issuer agrees that, in respect of any matter for which indemnity may be sought against it, in case any legal proceeding shall be brought against Issuer by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such authority shall investigate Issuer and the Agent or any other Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the attached letter agreement, the engagement of the Agent thereunder, or the performance of professional services rendered to Issuer by the Agent thereunder, the Agent or such other Indemnified Party shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including any amount to reimburse the Agent for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents in connection therewith), and out-of-pocket expenses incurred by such persons in connection therewith shall be paid by Issuer as they occur, provided that the conduct of the Agent or other Indemnified Party is not the subject matter of the legal proceeding, investigation or enquiry or examination.

Promptly after receiving notice of an action, suit, proceeding or claim against the Agent or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from Issuer, the Agent or other Indemnified Party will notify Issuer in writing of the particulars thereof, will provide copies of all relevant documentation to Issuer and, unless Issuer participates in the defence thereof as contemplated herein, will keep Issuer advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify Issuer shall not relieve Issuer of any liability which it may have to the Agent or any other Indemnified Party except only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which Issuer would otherwise have under this indemnity had the Agent or other Indemnified Party not delayed in or failed to give the notice required hereunder.

Issuer shall be entitled, at its own expense, to participate in an action, suit, proceeding, claim or investigation referred to above, provided such defence is conducted by experienced and competent counsel for Issuer which, with the Agent's or other Indemnified Party's consent, may be the Agent's or other Indemnified Party's counsel.

No admission of liability and no settlement of any action, suit, proceeding, claim or investigations shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made and Issuer shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

Issuer hereby acknowledges that the Agent acts as trustee for other Indemnified Parties of Issuer's covenants hereunder with respect to such persons and the Agent agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

Issuer hereby waives any right it may have of first requiring any Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payments form any other person before claiming indemnity or contribution hereunder.

The indemnity and contribution obligations of Issuer hereunder shall be in addition to any liability which Issuer may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties, shall be binding upon and inure to the benefit of any successors, permitted assigns, heirs and personal representatives of Issuer, the Agent and any other Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered hereunder or any termination of the authorization given hereby.

12.  INTENTIONALLY DELETED

13.  RIGHT OF FIRST REFUSAL

Agent shall have a right of first refusal to act as lead agent or underwriter in respect of any offerings of securities or any acquisitions, dispositions or takeovers, where Issuer is the acquiror or the target, where an investment dealer or advisor is involved or proposes to be involved, during the period ending six months after the Closing Date. The Agent shall have a period of ten days from the date of the receipt by its Toronto office of written notice from Issuer of any such proposed financing or transaction, in which notice Issuer shall set forth in reasonable detail the terms of such proposed offering or transaction, to provide written notice to Issuer that Agent intends to exercise its right of first refusal in which event it shall be so retained as lead agent or underwriter. If Agent does not give written notice within such ten-day period, it shall be deemed to have waived its right in respect of such transaction. Should Agent fail, or be deemed to fail, to give notice within ten days of the receipt of Issuer's notice, Issuer may then make other arrangements to engage another source to obtain financing or advice on terms no less favourable to Issuer than as set out in the written notice for a period of 60 days thereafter. Agent's waiver of its right in respect of any one or more transactions will not constitute a waiver or its right of first refusal in respect of any other transaction. If another party is not engaged in connection with a transaction where the Agent waives or is deemed to have waived its right of first refusal within such 60 days the transaction shall be deemed to be a new transaction requiring Issuer to give written notice to Agent as set forth above. For greater certainty, the right of first refusal set forth in this Section 13 shall not apply until the Closing Date occurs.

14.  SEVERABILITY

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.  EXPENSES

Whether or not the transactions contemplated by this Agreement shall be completed all expenses of or incidental to the issue, sale and delivery of the Offered Common Shares and all expenses of or incidental to all other matters in connection with the Offering set out in this Agreement shall be borne directly by Issuer, including without limitation, fees and expenses payable in connection with the qualification of the Offered Common Shares for distribution, the fees relating to listing of the Offered Common Shares on any exchange, the reasonable fees and disbursements of counsel to Issuer, counsel to the Agent (subject to a maximum amount of $15,000 for fees, which amount is exclusive of GST and expenses of Agent's counsel which shall also be borne directly by Issuer) and provided that any other expenses of Agent in excess of $1,000 shall be subject to prior approval of Issuer, local counsel, all fees and expenses of Issuer's auditors, the reasonable fees and expenses relating to the marketing of the Offered Common Shares (including, without limitation, "road shows", marketing meetings and marketing documentation) and all reasonable out-of-pocket expenses of the Agent relating to this transaction including marketing and all costs incurred in connection with the preparation, filing, printing and mailing of the Prospectus and Prospectus Amendments.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, obligations and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Common Shares shall survive the purchase of the Offered Common Shares and shall continue in full force and effect for a period of two years unaffected by any subsequent disposition of the Offered Common Shares by the Agent or the termination of the Agent's obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the preparation of the Prospectus, any Prospectus Amendment or the distribution of the Offered Common Shares.

17.  TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

18.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

19.  FUNDS

All funds referred to in this Agreement shall be in Canadian dollars.

20.  NOTICE

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "NOTICE") shall be in writing addressed as follows:

     If to Issuer addressed and sent to:

           Northwestern Mineral Ventures Inc.
           36 Toronto Street, Suite 1000, Toronto, ON, M5C 2C5
           Attention:   Kabir Ahmed
           Fax:         (416) 946-1951

     With copy to:

           Goodman & Carr LLP
           200 King Street West
           Suite 2300
           Toronto, ON M5H 3W5
           Attention:   Jay Goldman
           Fax:         (416) 595-0567

     If to Agent Inc. addressed and sent to:

           Dominick & Dominick Securities Inc.
           150 York Street, Suite 1714, Toronto, ON, M5H 3S5
           Attention:   Ernest J. Royden
           Fax:         (416) 363-4804

     With copy to:

           Sheppard Shalinsky Brown (PIA)
           488 Huron Street
           Toronto, ON, M5R 2R3
           Attention:   Darren Brown
           Fax:         (416) 324-1319

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered or sent by commercial courier to the addressee or sent by fax to the addressee and (i) a Notice which is couriered or personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

21.  ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements including, without limitation, the engagement letter between Issuer and Agent dated November 24, 2003.

22.  PRESS RELEASES AND ADVERTISEMENTS

From and after the date hereof to the Closing Time, Issuer shall provide the Agent with a copy of all press releases and advertisements to be issued by Issuer concerning the Offering prior to the issuance thereof, and shall give the Agent a reasonable opportunity to provide comments on any such press release or advertisement.

23.  ATTORNMENT

Issuer and the Agent hereby agree:

          (i) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Ontario court;

          (ii) that it irrevocably waives any right to, and will not, oppose any such Ontario action or proceeding on any jurisdictional basis, including forum non conveniens; and

          (iii) it will not oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from an Ontario court as contemplated by this Section 23.

24.  COUNTERPARTS/FACSIMILE SIGNATURES

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party's intention to be bound by this Agreement and that party's agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same upon which this letter as so accepted shall constitute an agreement among us.

                                             Yours very truly,

                                             DOMINICK & DOMINICK SECURITIES INC.

                                             By:    "Paul Morgante"
                                             Name:  Paul Morgante
                                             Title: President

                                             -----------------------------------

The foregoing is accepted and agreed to as of the date first above written.

                                             NORTHWESTERN MINERAL VENTURES INC.

                                             By:    "Kabir Ahmed"
                                             Name:  Kabir Ahmed
                                             Title: President & C.E.O.
                                             -----------------------------------